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FACILITY AGREEMENT made the                 day of                  2001

BETWEEN VOICE IQ INC., a company duly incorporated in the Province of Ontario, Canada and having its offices at 240 Riviera Drive, Markham, Ontario, Canada ( VIQ )

AND B2G LEGAL PTY LTD ACN 094 750 679 a company duly incorporated in the State of New South Wales, Australia and having its offices at Level 9, 124 Phillip Street, Sydney NSW 2000 ( B2GL )

WHEREAS

A. B2GL's issued capital consists of one hundred (100) ordinary shares which are owned by B2G.com Limited (ACN 090 940 613) (B2G.COM).

B. VIQ wishes to be allotted one hundred (100) ordinary shares in the capital of B2GL, thus making VIQ an equal shareholder with B2G.com in B2GL.

C. B2GL is the owner of all of the issued shares in the capital of Auscript Pty Limited ACN 082 664 220 a company duly incorporated in the State of New South Wales, Australia and having its offices at Level 4, 60-70 Elizabeth Street, Sydney NSW 2000 ( AUSCRIPT ).

D. VIQ has made a loan of Four hundred and fifty thousand dollars ($450,000) to B2G.com (the FIRST LOAN), the proceeds of which were used by B2GL to acquire all of the issued shares in the capital of Auscript.

E. B2GL has offered to assume all of the liabilities and obligations of B2G.com under the first loan.

F. Auscript is indebted to Lost Ark Nominees Pty Limited ACN 071 935 423 ( LOST ARK ) in the principal sum of one million dollars ($1,000,000) (the LOST ARK DEBT ).

G. B2GL has requested VIQ to provide B2GL with the further sum of one million dollars ($1,000,000) (the SECOND LOAN ) to be used to repay the Lost Ark debt.

H. VIQ has agreed to make the second loan to B2GL on the terms and conditions contained or referred to in this agreement.


NOW THIS AGREEMENT WITNESSES as follows:

1.       DEFINTIONS AND INTERPRETATIONS

1.1      DEFINITIONS

         In this agreement unless the context otherwise requires:

         BUSINESS DAY means a day (except a Saturday, Sunday or public holiday) on which banks are open for business in Sydney;

         B2G GROUP means B2GL and Auscript jointly and each of them severally.

         DEBT means the aggregate from time to time of the Principal Outstanding together with interest, legal costs and expenses and all other money actually or contingently payable by B2GL to VIQ under this agreement;


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         DRAWDOWN NOTICE means a notice substantially in the form of Annexure A duly completed and signed by or on behalf of B2GL or in any other form (including verbal) as VIQ in its absolute discretion accepts;

         EVENT OF DEFAULT has the meaning given to that term in clause 11;

         FACE VALUE means $1,450,000;

         NOTE means the convertible note issued, or to be issued, by B2GL in accordance with the terms set out in Annexure B which terms form part of this agreement;

         PRINCIPAL OUTSTANDING means the total principal amount of the first loan and the second loan represented by the Note;

         SECURITY means a Deed of Mortgage of Securities from B2GL in favour of VIQ of all the issued shares in the capital of Auscript and the Note;

         SHAREHOLDER AGREEMENT means the Shareholder Agreement between B2G.com and VIQ setting out their agreement as to how B2GL will be owned and its business will be managed by them;

         THE B2GL SHARES means the one hundred (100) ordinary shares in the capital of B2GL referred to in Recital B.

1.2      INTERPRETATION

         In this agreement unless the context otherwise requires:

         (a) reference to a person includes any other entity recognised by law and vice versa;

         (b) words importing the singular number include the plural number and vice versa;

         (c) any reference to any of the parties by their defined terms includes that party's executors, administrators or permitted assigns or, being a company, its successors or permitted assigns;

         (d)      clause headings are for reference purposes only;

2.       LIMIT

         The maximum principal amount of the second loan to be made available under this agreement is $1 million (the LIMIT) which is to be used by B2GL to repay the Lost Ark debt. B2GL may make one drawing only of $1 million under this agreement in respect of the second loan when all conditions precedent in clause 4 are satisfied and B2GL must draw the second loan within 30 days of execution of this agreement, otherwise the obligation of VIQ to make the loan is terminated.

3.       DRAWING AND ASSUMPTION OF LIABILITY FOR FIRST LOAN

         (a) VIQ will make available the drawing of the second loan by way of a cash advance on the day of receipt of the Drawdown Notice, or when that day is not a Business Day, on the next following Business Day, and subject to satisfaction of clause 4.



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         (b)      VIQ hereby consents to the assumption by B2GL of all of the liabilities and obligations of B2G.com under the first loan.

4.       CONDITIONS PRECEDENT

         VIQ's obligation to make available the drawing of the second loan under this agreement is subject to the following conditions precedent:

         (a) The directors of B2GL resolve to issue the Note to VIQ for an aggregate Face Value of $1,450,000, as specified in the Drawdown Notice;

         (b) on the Business Day of the proposed drawdown date of the second loan (being 2 January, 2001) VIQ has received from B2GL a duly completed Drawdown Notice;

         (c) no event has occurred which constitutes or which with the giving of notice or the lapse of time would constitute an Event of Default; and

         (d) VIQ has first received evidence that the Security and Shareholder Agreement in form and substance satisfactory to VIQ has been entered into.

         VIQ may waive any one or more of these conditions.

5.       NOTE

         B2GL must issue the Note to VIQ upon settlement of the cash advance made available under the second loan pursuant to the Drawdown Notice.

6.       EXPIRY OF CONVERSION RIGHTS

         The right of VIQ to convert the Note to The B2GL Shares will expire at 5pm on the 60th day after the date of issue of the Note (the CONVERSION RIGHT EXPIRY DATE) (both inclusive).

7.       REPAYMENT

         The Note may be redeemed by repayment of the Debt and satisfying all other terms of the Note (but not until after the Conversion Right Expiry Date). B2GL must repay all outstanding Debt not later than 5pm on the day which is 180 days after the date of issue of the Note (the FACILITY EXPIRY DATE) (both inclusive).

8.       INTEREST

         B2GL must pay interest at the rate of 7% per annum on the Principal Outstanding in arrears from the 61st day following the drawdown by B2GL of the second loan (the INTEREST COMMENCEMENT DATE) as follows.

         (a) Accrued interest will be calculated on daily balances of the Principal Outstanding and will be payable monthly in arrears, the first payment being payable on the date one month after the Interest Commencement Date and subsequent payments on the same day of each succeeding month; and

         (b) on any day B2GL redeems the Note, in respect of the period since the date interest was last paid under clause 8(a).



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9.       UNDERTAKINGS

         B2GL undertakes that until the Principal Outstanding is repaid in full or converted into The B2G Shares:

         (a) no dividend will be declared or paid by B2GL to its shareholders;

         (b) B2GL will issue no shares or rights or options for shares in its capital;

         (c) B2GL will not grant any charge or other security without VIQ's prior written consent;

         (d) B2GL will cause Auscript to carry on its business in the normal course;

         (e) B2GL will not transfer or otherwise dispose of or mortgage or charge any of the shares in Auscript;

         (f) B2GL will not cause Auscript to issue any shares in the capital of Auscript;

         (g) B2GL will not permit Auscript to grant any charge over its assets or undertaking or to make any borrowings other than trade borrowings in the normal course of the business of Auscript without obtaining the prior written consent of VIQ; and.

         (h) B2GL will not permit Auscript to declare or pay any dividend to its shareholders without obtaining the prior written consent of VIQ.

10.      REPRESENTATIONS AND WARRANTIES

         VIQ has entered into this agreement relying on the following representations by B2GL. B2GL represents and warrants to VIQ that now and at all times until payment of the Debt that:

         (a) no event has occurred which constitutes or which with the giving of notice or the lapse of would constitute an Event of Default;

         (b) B2GL is duly incorporated under the laws of the place of its incorporation and has the power and authority to enter this agreement and has undertaken and complied with the necessary corporate procedures to ensure this agreement is enforceable and binding on it;

         (c) this agreement and the Security constitute legally valid, binding, and enforceable obligations of B2GL;

         (d) B2GL is the legal and beneficial owner of all of the issued shares in the capital of Auscript and that those shares are free and clear of any charge lien or encumbrance upon the payment of the $1,000,000 second loan to Lost Ark for the purpose of discharging the Lost Ark debt ;

         (e)      Each of the shares in Auscript is fully paid up;

         (f) To the best of the knowledge of B2G Group, all information provided to VIQ in connection with the B2G Group and Lost Ark is true in all material respects and is not, by omission or otherwise, misleading in any material respect;



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         (g)      B2G.com, B2GL and Auscript have filed all corporate notices and effected all registrations with the Australian Securities and Investments Commission and all those filings and registrations are current, complete and accurate;

         (h) To the best of the knowledge of B2G Group, B2G Group are not in breach in any material respect under any agreement binding upon them that has not been disclosed to VIQ;

         (i) To the best of the knowledge of B2G Group, the financial statements and accounts of the B2G Group:

                  a. disclose a true and fair view of the affairs, financial position and assets and liabilities of the B2G Group as at the date of their preparation and of the income, expenses and results of operations of the B2G Group as at the date of their preparation;

                  b. were prepared in accordance with Australian Accounting Standards and the requirements of the Corporations Law and all other applicable laws;

                  c. contain proper and adequate provision for and full disclosure of all liabilities (including, but not limited to, any Tax liabilities), whether actual, contingent, prospective or otherwise; and

                  d. are not affected by any unusual, extraordinary, exceptional or non-recurring items.

         (j) To the best of the knowledge of B2G Group, since the preparation of the financial statements and accounts of the B2G Group there has been no material adverse change in the assets, liabilities, turnover, earnings, financial condition, trading position or prospects of the B2G Group;

         (k)      B2GL is not a trustee of any trust or settlement;

         (l) Except as disclosed to VIQ, B2GL and Auscript have not entered into any service contract with any of its officers or employees which provides for payment of any remuneration in excess of $100,000 per annum, and has not agreed to pay any retirement allowances to, or superannuation contributions in respect of, any of its officers or employees (except as required by law);

         (m) To the best of the knowledge of B2G Group, no action has been taken in respect of B2GL or Auscript for winding up, dissolution, de-registration or reorganisation; or for the appointment to or over B2GL or Auscript or any of their assets of any liquidator, provisional liquidator, administrator, receiver, receiver and manager, trustee, other controller (as defined in the Corporations Law) or similar official.

11.      SECURITIES

         B2GL agrees to give to VIQ the Securities as security for the payment of the Debt and the due performance of B2GL's other obligations hereunder.

12.      EVENTS OF DEFAULT

         (a) At the option of VIQ, the Debt will become immediately due and payable by B2GL to VIQ notwithstanding any previous delay or waiver by VIQ if any of the following


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                  occurs: There is default by B2GL in the performance of any term, agreement, or condition contained in or implied by this agreement or the Security.

         (b) Any indebtedness or obligation of B2GL to any person, including VIQ is not paid, met, or satisfied when due or becomes due and payable before its specified maturity or B2GL defaults under any charge or security in favour of any person except debts incurred in the ordinary course of business where those debts are reasonably disputed B2GL.

         (c) A receiver, receiver and manager, controller, administrator, liquidator, provisional liquidator, trustee, inspector, official manager, or similar person is appointed to, or exists in relation to, B2GL or B2GL's undertaking or any part of its undertaking.

         (d) An application for winding up or similar process of B2GL is presented or an order is made or any effective resolution is passed for the winding up of B2GL.

         (e) All or any part of this agreement or the Security becomes void, illegal, invalid, unenforceable by operation of law or by act or omission of B2GL.

         (f) Any warranty, misrepresentation or statement by any party is or becomes false, misleading or incorrect when made or regarded as made by the party.

13.      ADMINISTRATIVE PROVISIONS

13.1     NOTICE

         Any notice or other communication of any nature which must be given, served or made under or in connection with this agreement or any
         Security:

         (a)      must be in writing in order to be valid;

         (b) is sufficient if executed by the party giving, serving or making the same or on its behalf by any attorney, director, secretary, other duly authorised officer or solicitor of such party;

         (c) will be deemed to have been duly given, served or made in relation to a person if it is delivered or posted by prepaid post to the address, or sent by telex or facsimile to the number of that person set out herein (or at such other address or number as is notified in writing by that person to the other parties from time to time); and

         (d)      will be deemed to be given, served or made:

                  (i) (in the case of prepaid post) on the fifth day after the date of posting;

                  (ii) (in the case of telex) on receipt by the sender of the recipient's answerback code and number;

                  (iii) (in the case of facsimile) on receipt of a transmission report confirming successful transmission; and

                  (iv)     (in the case of delivery by hand) on delivery.



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         The fax number of the B2GL is 61 2 9233 2777; and of VIQ is 1 905 948
         8276.

13.2     STAMP DUTY AND COSTS

         B2GL must pay all stamp duty on or arising in connection with this agreement, the Security and any other related documentation. Each part will pay its own legal and other costs and expenses arising directly or indirectly with respect to the preparation, execution, completion and performance of this agreement or any related documentation, save that B2GL agrees to indemnify VIQ in respect of all legal costs on a solicitor and own client basis, and disbursements incurred by VIQ in enforcing or attempting to enforce this agreement or the Securities.

13.3     GOVERNING LAW

         This agreement will be governed by the laws of New South Wales. The parties submit to the non-exclusive jurisdiction of the courts of that State.

13.4     WAIVER

         The failure or omission of a party at any time to:

         (a) enforce or require the strict observance of or compliance with any provision of this agreement; or

         (b)      exercise any election or discretion under this agreement,

         will not operate as a waiver of them or of the rights of a party, whether express or implied, arising under this agreement.

13.5     FURTHER ASSURANCE

         Each party must sign, execute and complete all additional documents which may be necessary to effect, perfect, or complete the provisions of this agreement and the transactions to which it relates.

13.6     SEVERABILITY

         If any part of this agreement is or becomes illegal, invalid or unenforceable in any relevant jurisdiction, the legality, validity or enforceability of the remainder of the agreement will not be affected and this agreement will be read as if the part had been deleted in that jurisdiction only.

13.7     ENTIRE UNDERSTANDING

         This agreement contains the entire understanding and agreement between the parties as to the subject matter of this agreement.

13.8     MERGER

         The obligations contained in this agreement will continue until satisfied in full.



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13.9     EXECUTION BY COUNTERPARTS

         This agreement may consist of one or more counterpart copies and all counterparts will, when taken together, constitute the one document.

14.      GOODS AND SERVICES TAX

14.1     DEFINITIONS AND INTERPRETATIONS

         For the purpose of this clause unless the context otherwise requires:

         (a)      "BORROWER" means B2GL;

         (b)      "GST LEGISLATION" means A New Tax System (Goods and Services
                  Tax) Act 1999 and any related tax imposition act (whether imposing tax as a duty of customs excise or otherwise) and includes any legislation which is enacted to validate recapture or recoup the tax imposed by any of such acts;

         (c) "GST" means any tax imposed by or through the GST Legislation on supply (without regard to any input tax credit);

         (d)      "INPUT TAX CREDIT" includes reduced input tax credit.

         (e)      "LENDER" means VIQ;

         (f) "REPRESENTATIVE" of a Lender means a representative member of a GST group to which the relevant Lender belongs;

         (g) "SUPPLY" means any supply (within the meaning which it bears in the GST Legislation) by the Lender under this Agreement; and

         (h) where any other term is used in this clause which is defined in the GST legislation or the TPA it shall have the meaning which it bears in the GST Legislation, or the TPA as appropriate.

14.2     INDEMNITY

         The Borrower hereby agrees to indemnify the Lender and hold the Lender indemnified against:

         (a) any liability to pay or reimburse GST payable in consequence of the Lender or any receiver manager or other person exercising any rights powers or remedies or any of its agents pursuant to this document or the Securities (including without limitation any supply of property which is or becomes the subject of this document or the Securities) whether or not such liability is imposed directly upon the Lender agent receiver manager or other person by the GST Legislation or by virtue of any indemnity or contractual obligation or otherwise; and

         (b) any loss which the Lender may incur by reason of the imposition of GST on any other Supply (including any supply to the Borrower) which is not recovered under clause 14.3.



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14.3     REIMBURSEMENTS

         If this document requires the Borrower to reimburse or contribute to the cost of an amount paid or payable by the Lender in respect of an acquisition from a third party (the reimbursed costs) and an input tax credit is available to the Lender in respect of that acquisition, the amount required to be reimbursed or contributed (or taken into account) shall be reduced by the amount of any input tax credit available to the Lender in respect of such an acquisition, before making adjustments under clause 14.4.

14.4     GROUP

         Should any liability for payment of GST be imposed upon a Representative, this clause shall still apply as if the GST was imposed upon the Lender and as if the Lender was entitled to any input tax credits and or any reduced input tax credits relating to the relevant Supply.


IN WITNESS WHEREOF the agreement has been executed the day and year first above written.

                          )
SIGNED for and on behalf  )     /s/ Larry A. Beard
of VOICE IQ INC.          )     ...............................................
in the presence of:       )     (Signature) LARRY A. BEARD



/s/ Shekhar Bhalla
 .............................................
(Signature of Witness)

SHEKHAR BHALLA
 .............................................
(Name of Witness in Full)



SIGNED for and on behalf )
of B2G LEGAL PTY LTD     )
ACN 094 750 679          )      ...............................................
in the presence of:      )      (Signature)



 .............................................
(Signature of Witness)

 .............................................
(Name of Witness in Full)





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                                   ANNEXURE A

                                 DRAWDOWN NOTICE

To:      Voice IQ Inc.

                                 DRAWDOWN NOTICE

We refer to the Facility Agreement between Voice IQ Inc. and B2G Legal Pty Ltd dated 2000 (the AGREEMENT). Definitions in the Agreement apply in this notice.

Under clause 3 of the Agreement:

         (a) we give you irrevocable notice that we wish to draw on 2000 (DRAWDOWN Date);

                  [NOTE: DATE MUST BE BUSINESS DAY]

         (b)      the principal amount to be drawn is $1,000,000;

                  [NOTE: AMOUNT MUST COMPLY WITH THE LIMIT IN CLAUSE 2]

         (c)      please remit funds to            for the purpose of repaying
                  the Lost Ark debt;

         (d) we require the funds for the purposes specified under clause 2 of the Agreement;

         (e)      we represent and warrant that:


                  (i) the representations and warranties by B2GL in the Agreement are true as though they had been made at the date of this Drawdown Notice and the Drawdown Date in respect of the facts and circumstances then subsisting;

                  (ii) no Event of Default is subsisting or will result from the drawing.

Definitions in the Agreement apply in this Drawdown Notice.



                              Capacity
------------------------------        ------------------------------
For and on behalf of B2G Legal Pty Ltd



DATED                       2000



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                                   SCHEDULE 1

                          CONVERTBILE NOTE CERTIFICATE



                                B2G LEGAL PTY LTD
                                 ACN 094 750 679



                             THIS IS TO CERTIFY THAT
                                  VOICE IQ INC.




Is the registered holder of one (1) convertible note of $1,450,000, fully paid, maturing on the FACILITY EXPIRY DATE subject to the Constitution of the Issuer and the Facility Agreement made between the Issuer and Voice IQ Inc dated
                 2000. The right of VIQ to convert the Note to THE B2GL Share will expire at 5m on the 60th day after the date of issue of this Note.




DATED

THE COMMON SEAL of                  )
B2G LEGAL PTY LTD was               )
affixed to this document in         )
accordance with its Constitution    )
in the presence of:                 )
                                    )
---------------------------------)  ------------------------------
Signature of secretary              )    Signature of director
                                    )
---------------------------------)  ------------------------------
Name of secretary - please print    Name of director - please print